UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report
(Date of earliest event reported) December 21, 2006 (December 21, 2006)

                        -------------------------------

                                    SYMS CORP
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              (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
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                 (State or Other Jurisdiction of Incorporation)

             1-8546                                 22-2465228
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     (Commission File Number)             (IRS Employer Identification No.)

     Syms Way, Secaucus, New Jersey                         07094
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(Address of Principal Executive Offices)                  (Zip Code)

                                 (201) 902-9600
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              (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         See Item 2.01 below.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On December 21, 2006, Syms Corp (the "Company") entered into the transaction contemplated under the Contract of Sale-Office, Commercial and Multi-Family Residential Premises (the "Sale Agreement"). Under the Sale Agreement the Company purchased from Sy Syms ("Mr. Syms"), the Chairman of the Board of the Company, (a) certain real property located at 295 Tarrytown Road, Elmsford, New York and the building situated thereon (collectively, the "Syms Property"), (b) certain real property located at 395 Tarrytown Road, Elmsford, New York (the "Elmsford Property") and (c) and certain real property located at 18 West 570 North Avenue, Vila Park, Illinois (the "Addison Property"). The Syms Property is currently leased to the Company and is used by the Company for its Westchester store. The Elmsford Property is currently leased to an entity called Elmsford 119 Associates, LLC, which subleases the Elmsford Property to Bed Bath & Beyond. Bed Bath & Beyond is the owner of the improvements at the Elmsford
Property used for the Bed Bath & Beyond store. The total purchase price of $18,442,500 was allocated as follows: (i) $13,516,000 to the Syms Property, (ii) $4,266,000 to the Elmsford Property and (iii) $660,500 to the Addison Property. The acquisition of the Syms Property and the Elmsford Property closed on December 21, 2006. The acquisition of the Addison Property is expected to close in early January, 2007. The portion of the purchase price paid at the closing of the acquisition of the Syms Property and Elmsford Property was paid in cash utiltizing internally generated excess cash. The purchase price to be paid upon the closing of the acquisition of the Addison Property will also be paid in cash using internally generated excess cash.

         In determining the purchase price negotiated by the parties the Company's Board of Directors relied upon four appraisals prepared by independent qualified appraisers. The Board and Mr. Syms agreed to the purchase price equal to the average of the appraised values set forth in the three independent appraisals relating to the Elmsford Property plus the value established in the appraisal relating to the Addison Property. In making its decision to purchase on such terms, the Board also considered the advantages of utilizing cash on hand to acquire assets serving the

         Company's long-term strategic objective of owning the premises on which its stores are located, rather than leasing it from Mr. Syms, which therefore which removes potential conflicts in negotiating the lease or lease extensions with Mr. Syms or his legal representatives.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

       10.56 Contract of Sale-Office, Commercial and Multi-Family Residential Premises, dated as of December 21, 2006

                                 SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SYMS CORP

                               By: /s/ Antone F. Moreira
                                   ---------------------------------
                                   Name: Antone F. Moreira
                                   Title: Vice President, Chief Financial
                                          Officer

Date: December 21, 2006